UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2026

MDU Resources Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-03480	30-1133956
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

1200 West Century Avenue
P.O. Box 5650
Bismarck, North Dakota

(Address of principal executive offices)

58506
(Zip Code)

Registrant’s telephone number, including area code: (701) 530-1000

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	MDU	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.
On January 15, 2026, WBI Energy Transmission, Inc. (“WBI”), an indirect subsidiary of MDU Resources Group, Inc. (the “Company”), entered into Amendment No. 1 to the Second Amended and Restated Note Purchase and Private Shelf Agreement (the “Private Shelf Amendment”), by and among WBI, PGIM, Inc. (“Prudential”), and the others purchasers named therein, to amend that certain Note Purchase and Private Shelf Agreement, originally dated as of December 23, 2008, as amended and restated as of September 12, 2013, and as further amended and restated as of December 22, 2022 (collectively, as amended by the Private Shelf Amendment, the “Private Shelf Agreement”). The Private Shelf Amendment extends the date that WBI may issue and sell, and Prudential may consider in its sole discretion the purchase of, in one or a series of transactions, additional senior unsecured notes in an aggregate principal amount of up to $350 million (the “Shelf Notes”), through December 22, 2028, unless either party terminates such issuance right. The principal amount and interest rate of any series of Shelf Notes will be determined at the applicable time of issuance and purchase. WBI intends to use the proceeds of any issuance under the Private Shelf Agreement for general corporate purposes, including funding to execute the Company’s previously announced capital expenditures related to WBI. WBI has previously issued $235 million of Shelf Notes under the Private Shelf Agreement such that $115 million of Shelf Notes may be issued under the Private Shelf Agreement as of the date hereof.

The Private Shelf Agreement contains customary affirmative, negative, and financial covenants, including without limitation, restricting consolidated indebtedness and priority debt, liens, transactions with affiliates, asset dispositions, mergers and consolidation, and certain investments. The Private Shelf Agreement also contains customary events of default, including without limitation, payment defaults, breaches of representations and warranties, covenant defaults, cross-defaults to certain other material indebtedness in excess of specified amounts, certain events of bankruptcy and insolvency, certain Employee Retirement Income Security Act events and judgments in excess of specified amounts, as well as customary acceleration provisions upon the occurrence of an event of default.

The foregoing descriptions of the material terms of the Private Shelf Agreement and the Private Shelf Amendment do not purport to be complete and are qualified in their entirety by reference to the full texts of the Private Shelf Agreement and the Private Shelf Amendment, respectively, copies of which are attached hereto as Exhibit 10.1 and 10.2, respectively, and incorporated by reference herein.

Item 2.03.	Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The disclosure set forth above under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.
Exhibit No.	Description
10.1 †	Second Amended and Restated Note Purchase and Private Shelf Agreement, dated as of December 22, 2022, by and among WBI Energy Transmission, Inc., PGIM, Inc., and the other purchasers named therein.
10.2 †
Amendment No. 1, dated as of January 14, 2026, to Second Amended and Restated Note Purchase and Private Shelf Agreement, dated as of December 22, 2022, by and among WBI Energy Transmission, Inc., PGIM, Inc., and the other purchasers named therein.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

† Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to supplementally furnish copies of any omitted schedules and exhibits to the U.S. Securities and Exchange Commission upon request; provided that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 16, 2026

MDU Resources Group, Inc.

By:	/s/ Anthony D. Foti
Name:	Anthony D. Foti
Title:	Chief Legal Officer and Corporate Secretary

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